 Exhibit 10.19

भारतीय गैर न्यायिक

एक सौ रुपये Rs. 100

रु. 100 ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

महाराष्ट्र MAHARASHTRA

[redacted] दौलत म[redacted]
(एल एस डी नं ६७२)
C/o लिबर्टी झेरॉक्स सेंटर, १२१/A
चौहान बिल्डिंग, एस व्ही रोड,
पोस्ट ऑफिस समोर, अंधेरी (प), मुं-
क्रमांक 106 दिनांक
श्री./श्रीमती
यांच्या न्यायिकेतर मुद्रांक पेपर विक्रेता

परवानाधारक मुद्रांक विक्रेता

8 AUG 2013

HU 466106

प्रधान मुद्रांक कार्यालय, मुंबई
प. मु. विक्रेता क्र. ६७२

-7 AUG 2013

सक्षम अधिकारी

पी. [illegible]

Employment Agreement

THIS AGREEMENT entered into this 29th day of August, 2013, and made effective from 24th September 2012 between Eros International Media Limited a Company Incorporated pursuant to the provisions of the Indian Companies Act 1956 and having its registered office situated at 201, Kailash Plaza, Plot No A-12, Opp. Laxmi Industrial Estate, Link Road, Andheri (w), Mumbai-400053 (hereinafter referred to as the Company) on the first part,

AND

Mrs. Jyoti Deshpande residing at Bungalow No 3, Hemkunt, Golden Acres CHS, J.R. Mhatre Road, Juhu, Mumbai 49, India ( hereinafter referred to as the “Employee”) on the second part.

/s/ SL	/s/ JD

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WITNESSETH THAT:

WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of the Executive Director by the Company;

NOW, THEREFOR, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Employee as follows:

1. POSITION; EMPLOYMENT PERIOD

The Company hereby employs the Employee as its Executive Director, and the Employee hereby agrees to serve in such capacity w.e.f. 28th June 2012 for a period of 3 years ending on 30th September 2015 (Shareholders approval dated 24-Sept-2012 at the 18th Annual General Meeting)

2. PERFORMANCE OF DUTIES

The Employee agrees that during the Employment period she shall devote her best efforts and all of her business time to the performance of her duties under this agreement and shall perform them faithfully, diligently and competently and in a manner consistent with the policies of the Eros Group and as determined from time to time by the Board of Directors of the Company. The Employee shall be vested with the substantial powers of management to manage the business affairs of the Company which shall include representations on behalf of the Company, to carry on negotiations and to execute the contracts on behalf of the Company; provided that the foregoing shall not limit or prevent the Employee from serving on the Board of Directors of charitable organizations or other business corporations not in competition with the Company. The scope of the Executive Director’s duties are outlined below and meant to be indicative not exhaustive:

i)	To meet and discuss strategies with the Managing Director and CEO of the Company.
ii)	To discuss and review the Indian market with respect to the film exhibition, television licensing and other distribution channels and from time to time meet with multiplex chains, television networks and other business associates with the respective business heads of these divisions.
iii)	To participate in the internal discussions relating to green-lighting of the film slate to be acquired or co-produced.
iv)	To meet with potential talent partners and production houses within the Indian film industry as part of the ongoing relationship building with the Company and future business development.
v)	To discuss marketing strategies and review the print and advertising budgets for the various planned film releases.
vi)	To meet with bankers, corporate lenders and such other business associates.
vii)	To interact with media when appropriate.
viii)	To interact with Indian collaboration partners on an ongoing basis.

/s/ SL	/s/ JD
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ix)	To meet with investors and analysts of the Company and help market the Company’s performance and strategies and participate in the communication of the Company’s vision to its shareholders.
x)	To provide strategic, financial and operational inputs in the Board meetings.

3. COMPENSATION

Subject to the following provisions of this Agreement, during the Employment Period the Employee shall be compensated for her services as follows.

(a)	She shall receive an annual salary, payable in monthly or more frequent installments, in an amount which shall initially be Rs. 72,00,000/- (Indian Rupees Seventy two Lakhs only) per annum in accordance with the Company’s standard payroll procedures and subject to applicable withholding taxes (with annual increase of 10% on salary payable at the commencement of every financial year).
(b)	Traveling allowances:-The Company shall bear all travelling expenses, including boarding and lodging as per the rules of the Company during domestic and overseas business trips.
(c)	Medical Reimbursement as per actual including medical insurance cost.
(d)	Provision for the Company owned cars and telephone for official and personal purpose.
(e)	Club Fees up to a Maximum of two clubs.
(f)	She shall be entitled to 5,71,160 equity shares under Employee Stock Opinion Scheme, 2009 of the Company at an exercise price of Rs. 75/- per share and which shall be vested annually in the month of July every year, during her tenure of appointment as an Executive Director of the Company as follows:
•	25% of the Options i.e. 1,42,790 shares shall be vested on or after 16th July 2013
•	37.50% of the options i.e. 2,14,185 shares shall be vested on or after 16th July 2015.
•	Balance 37.50% of the Options i.e. 2,14,185 shall be vested on or after 16th July 2015.
(g)	She shall be entitled to such other perquisites as may be customarily granted by the Company to employees of similar rank and position.

4. COMPETING BUSINESSES

The Employee as Executive Director of the Company agrees that during the term of her Employment, she shall not indulge, participate, control and/or be involved in, any activity or business, directly or indirectly, whatsoever through any other entity competing with the business or activities of the Company. Nothing contained herein above and clause 5 here of shall apply to:

(i)	An investment made by the Employee in the share capital of a public listed Company and

/s/ SL	/s/ JD

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(ii)	To investments made by the Employee as a passive investor in share capital of any Company or other body corporate provided that such Company or body corporate is controlled by a relative (as defined in section 2 (41) of the Act) of the Employee.

5. CONFIDENTIALITY & INVENTIONS

The Employee agrees from the date hereof that she shall not use for herself or for the benefit of any third party or publish or disclose any Company confidential information save and except for the business of the Company and at any time after the date therof, the Employee shall not knowingly do anything do anything that might be prejudicial to the business of the Company or its interest.

The Employee agrees and undertakes that during the term of her Employment, she shall assign to the Company, all intellectual property including all inventions, whether patented or not patented copyrights, design rights, trade marks obtained by her individually or on behalf of the Company in relation to the work carried on, discovered, invented designed and/or authored by her (hereinafter referred to as “Intellectual Properties”) during her term of as Executive Director of the Company. Such Intellectual Properties shall constitute the absolute property of the Company and the Employee shall not lay claim on any such Intellectual Properties during the term of her Employment or after expiry or sooner termination of such Employment.

6. AMENDMENT AND TERMINATION

The Employment Agreement shall be terminated at the option of the Company by not less than 30 days notice in writing to Employee in the event of materials breach of any of the terms and conditions of this Employment Agreement by the Employee on occurrence of any of the Events of Default. Events of Defaults under this Employment Agreement (“Events of Default”) shall be the following:

(i)	An Act of dishonesty or fraud by Employee intended to result in gain or personal enrichment of Employee.
(ii)	Employee personally engaging in gross misconduct including willful disregard of the directions of the Board of which causes material harm or injury to the business of the Company.
(iii)	Employee’s willful and continues failure to substantially perform the duties and obligations of her employment which are not remedied within twenty days after notice thereof from the Board of Directors;
(iv)	Employee being convicted of a felony, or a misdemeanour or gross misdemeanour relating to an act of dishonesty or fraud against, or a misappropriation of property belonging to the Company;

/s/ SL	/s/ JD
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(v)	Employee’s engagement in a conduct which substantially impairs her ability to perform the duties and obligations of the Employment or is likely to cause material harm to the business or reputation of the Company which is not remedied within 15 (fifteen) days notice thereof from the Company;
(vi)	Employee personally engaging in any act of moral turpitude including misappropriation of any act property of the Company or which causes or is likely to cause material harm to the business or reputation of the Company which is not remedied within 30 (thirty) days after notice thereof from the Company;
(vii)	In the event of termination of the Employment by the Employee for any reason whatsoever, and in the event the Employee has any unvested pending entitlements to exercise the option to purchase the Shares of the Company, Employee shall surrender or deemed to have surrendered her unvested entitlements, stock options and warrants in this regard simultaneously with the resignation/ termination.

7. NOTICES & NON-ASSIGNMENT

This Employment Agreement may not be assigned by any party here to. Any notice required or permitted to be given under this Employment Agreement shall sufficient if in writing and send by registered mail to:

Mrs. Jyoti Deshpande:

Bungalow No 3, Hemkunt,

Golden Acres CHS,

J.R. Mhatre Road, Juhu,

Mumbai -49, India

The Company:

Eros International Media Limited,

901/902, Supreme Chambers,

Off Veera Desai Road,

Andheri-West.

Mumbai- 400 053

8. SUCCESSORS

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.

9. SUPPERSESSION OF PRIOR CONTRACTS

This Employment Agreement contains the entire agreement of the parties with respect to the subject matter here of, and supersedes all prior agreements and arrangements relating to

/s/ SL	/s/ JD
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The subject matter hereof. It may be changed, modified and amended only by an agreement in writing and signed by the parties hereto. The parties hereto agree that in event of any conflict between the terms and conditions of this Employment Agreement and any other arrangement or agreement, including any employee stock option plan, the terms and conditions of this Employment Agreement shall prevail.

10. REMEDIES

In the event of any claim, controversy, dispute or difference between parties hereto, arising out of, or in connection with, or in relation to this Employment Agreement, either party will be entitled to refer the same to binding arbitration in accordance with the Arbitration and Conciliation Act, 1956, and the Rules made thereunder. The reference shall be made to a sole arbitrators, one to be appointed by Company, the other to be appointed be the Employee and the third to be appointed by the two arbitrators appointed by the parties.

The notice should accurately set out the disputes between the parties, the intention of the aggrieved party to refer such disputes to arbitration as provided herein, the names of the person it seeks to appoint as an arbitrator with a request to the other party to agree to such arbitrator within 30 days from the receipt of the notice. All notices by one party to the other in connection with the arbitration shall be in writing and shall be made as provided in this Employment Agreement.

11. APPLICABLE LAW

The provisions of this Agreement shall be construed in accordance with the provisions of the Indian Contract Act 1872.

12. COUNTERPARTS

The Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

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IN WITNESS WHEREOF, the Employee has hereunto set her hand, and the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

ACCEPTED AND AGREED WITHOUT CHANGE

Signed this on 29th day of August, 2013

/s/Sunil Lulla	/s/Jyoti Deshpande
(Signature)	(Signature)

Eros International Media Limited.	Mrs. Jyoti Deshpande

Name: Mr Sunil Lulla

Executive Vice Chairman and Managing Director

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